As filed with the Securities and Exchange Commission on October 10, 1997
                                            Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             WASHINGTON MUTUAL, INC.
             (Exact name of registrant as specified in its charter)

                           Washington 6712 91-1653725
     (State of Incorporation) (Primary Standard Industrial (I.R.S. Employer
                 Classification Code Number) Identification No.)

                                1201 Third Avenue
                                Seattle, WA 98101
                                 (206) 461-2000
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 Marc R. Kittner
                              Senior Vice President
                             Washington Mutual, Inc.
                                1201 Third Avenue
                                Seattle, WA 98101
                                 (206) 461-2000
            (Name, address, including zip code, and telephone number,
                    including area code, of agent for service

                                   Copies to:

                                 David R. Wilson
                         Foster Pepper & Shefelman PLLC
                                1111 Third Avenue
                                   Suite 3400
                                Seattle, WA 98101
                                 (206) 447-4400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check in the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
Title of each class of               Amount to               Proposed                  Proposed                Amount of
securities to be                         be                  maximum                   maximum              registration fee
registered                           registered         offering price per        aggregate offering
                                                              unit*                     price
--------------------------------------------------------------------------------------------------------------------------------
Common stock, no par                 25,293,684              $68.125                $1,723,132,223              $522,162
value per share
--------------------------------------------------------------------------------------------------------------------------------

* Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on October 8, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration time becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Subject to Completion, dated October 10, 1997

PROSPECTUS
_____________, 1997                              25,293,684 SHARES

                                              WASHINGTON MUTUAL, INC.

                                                   COMMON STOCK



     This Prospectus relates to 25,293,684 shares (the "Shares") of common stock, no par value ("Common Stock"), of Washington Mutual, Inc., a Washington corporation ("Washington Mutual" or the "Company") owned by certain stockholders of the Company identified herein (collectively, the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock offered hereby were issued in connection with a transaction (the "Transaction") pursuant to which Washington Mutual acquired Keystone Holdings, Inc. ("Keystone Holdings") and the direct and indirect subsidiaries of Keystone Holdings, including American Savings Bank, F.A. The Company will not receive any proceeds from the sale of the Shares hereunder.

     The Selling Stockholders may from time to time sell the Shares in underwritten public offerings, on the Nasdaq Stock Market, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. See "Plan of Distribution."

     The Company will receive no part of the proceeds of any sales made hereunder. See "Use of Proceeds." All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See "Selling Stockholders."

     The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

     The Company's Common Stock is quoted on The Nasdaq Stock Market, under the symbol "WAMU." On October 8, 1997, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $ 68 3/8 per share.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

     Washington Mutual is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Washington Mutual with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center (13th Floor), New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. The Commission also maintains a Web site that contains copies of reports, proxy and information statements and other information regarding registrants that file electronically, including the Company, with the Commission at http://www.sec.gov. In addition, material filed by Washington Mutual can be inspected at the offices of the National Association of Securities Dealers, Inc., Report Section, 1735 K Street, N.W., Washington, D.C. 20006. This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 and exhibits thereto which the Company has filed with the Commission and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Washington Mutual (File No. 0-25188) are incorporated herein by reference: (a) Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A dated April 25, 1997 (the "1996 Washington Mutual 10-K"); (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; (c) Current Reports on Form 8-K dated March 6, 1997, March 24, 1997, as amended on March 26, 1997; March 28, 1997; April 1, 1997; April 3, 1997; April 10, 1997; April 15,
1997; April 28, 1997; April 30, 1997; May 2, 1997; May 5, 1997; May 6, 1997; May
8, 1997; May 15, 1997; May 20, 1997; July 15, 1997;  August 12, 1997;  September
12, 1997; September 25, 1997; and October 10, 1997; and (d) the description of Washington Mutual capital stock contained in Item 5 of Current Report on Form 8-K dated November 29, 1994.

     The following documents filed with the Commission by Great Western Financial Corporation (File No. 1- 4075) are incorporated herein by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A filed May 9, 1997 (the "1996 Great Western 10-K"); and (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     All documents filed by Washington Mutual pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference) relating to Washington Mutual are available without charge upon request to: Washington Mutual, Inc., 1201 Third Avenue, Seattle, Washington 98101, attention: Investor Relations.

                                   THE COMPANY

     The following is a summary of certain information contained in documents incorporated herein by reference and is not intended to be complete and is qualified in its entirety by the more detailed information contained in t he other documents incorporated herein by reference.

General

     Washington Mutual provides a broad range of financial services to individuals and small businesses in twenty seven states, with its primary operations located in Washington, California, Oregon, Florida and Utah.
Washington Mutual operates through its principal subsidiaries, including its banking subsidiaries, Washington Mutual Bank ("WMB"), Washington Mutual Bank, FA ("WMBFA"), and Washington Mutual Bank fsb ("WMBfsb"), its consumer finance subsidiary Aristar Inc. ("Aristar") and its insurance subsidiary, WM Life Insurance Co. ("WM Life"). Financial services of Washington Mutual include the traditional savings bank activities of accepting deposits from the general public and making residential loans, consumer loans and limited types of commercial real estate loans (primarily multi-family residential property loans) and, more recently, certain commercial banking activities. Washington Mutual, through other subsidiaries, also issues and markets annuity contracts and is the investment advisor to and distributor of mutual funds.

     On July 1, 1997, Washington Mutual completed a merger of Great Western Financial Corporation ("Great Western") into a wholly-owned subsidiary of Washington Mutual and thereby acquired Great Western Bank ("GW Bank") and Aristar. At September 30, 1997, Washington Mutual operated branches, primarily in Washington, California, Oregon and Florida. In addition, Aristar operated consumer finance offices in 23 states. At June 30, 1997, on a restated basis with Great Western, Washington Mutual had total assets of $92.5 billion, total deposits of $51.8 billion and stockholders' equity of $5.2 billion.

     The Company has entered into a definitive agreement to sell WM Life. The sale is expected to close in December 1997.

     The principal executive offices of Washington Mutual are located in the Washington Mutual Tower, 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, and its telephone number is (206) 461-2000.

Operations After the Merger with Great Western

     Washington Mutual intends to utilize the Washington Mutual marketing and sales products and systems which it has been installing in the ASB system and to provide these same products and systems to Great Western. Great Western's business banking programs will be retained and incorporated throughout Washington Mutual, with a particular emphasis on business checking. Washington Mutual also intends to consolidate and coordinate the operations, sales, marketing and product selection of the broker-dealer subsidiaries of WMB, ASB and Great Western. Washington Mutual and Great Western use the same information and data processing systems for certain major functions, including the Hogan system for deposit operations, the Alltel system for loan servicing and the EDS system for item processing. It is expected that Great Western's Hogan System will be upgraded to the more current version used by Washington Mutual and that the other systems will be converted into Washington Mutual's systems. Washington Mutual will also introduce its LoanWorks systems for loan origination throughout the Great Western network.

     On October 1, 1997, GW Bank was merged with and into ASB, with ASB as the surviving corporation. At the time of the merger, the name of the surviving corporation was changed to "Washington Mutual Bank, FA" Great Western Bank loan offices in Washington will be combined with existing Washington Mutual offices and operated under the "Washington Mutual Bank" name.

     Washington Mutual intends to close approximately 100 branch offices in California and Florida, and approximately 100 loan offices in California, Washington and other states; consolidate other bank premises and facilities and the outsourcing of the corporate properties management function; adopt a common branch operating system, with an attendant reduction in per deposit account origination and maintenance costs; reduce aggregate advertising expenditures due to market overlap between ASB and GW Bank locations and elimination of duplicative staff functions in marketing and research; eliminate duplicative back office functions, particularly in the accounting, finance and human resources areas; reduce GW Bank's current cost to originate a loan (which brings such costs to a level that more closely approximates the industry average and is still above the comparable cost of such originations at Washington Mutual, and reduce the cost to service loans, again to a level that is below the current GW Bank cost but still above the current cost at Washington Mutual. Washington Mutual estimates that these measures will result in annual cost savings of $340 million in 1999.

     Washington Mutual intends to continue its strategy of continuously analyzing returns on capital from various business activities and product lines and maintaining flexibility in the use of capital in order to take advantage of business opportunities that arise, whether through increased loan production, purchases of loans or mortgage-backed securities, or acquisitions of other companies. Washington Mutual anticipates that the merger with Great Western will provide it with a stronger capital base and greater flexibility to pursue this growth strategy through efficient leveraging of capital and capital management strategies to facilitate that growth by allocating capital to the most productive business opportunities. Washington Mutual has no present intention of instituting a common stock repurchase program.

                              SELLING STOCKHOLDERS

     The Selling Stockholders consist of certain persons and entities who received shares of Common Stock in connection with the merger of Keystone Holdings with the Company. The following table sets forth the number of shares of Common Stock beneficially owned by each of the Selling Stockholders. Except for David Bonderman and J. Taylor Crandall, who each became of director of the Company in January 1997, and Robert M. Bass who has the right to nominate one member of the Company's Board of Directors, none of the Selling Stockholders has held any position or office or otherwise had a material relationship with the Company within the past three years other than as a result of the ownership of the shares of Common Stock of the Company. The shares of Common Stock offered by this Prospectus may be offered from time to time by the Selling Stockholders named below. The Selling Stockholders collectively own approximately 9.8% of all shares of Common Stock outstanding, based on 257,176,811 shares of Common Stock outstanding on September 30, 1997 (excluding 8,000,000 shares of Common Stock held in escrow for the benefit of the former shareholders of Keystone Holdings and the FSLIC Resolution Fund and their transferees).

                                     Shares
Selling Stockholders                                                             Beneficially Owned
--------------------                                                           ----------------------
Acadia Partners, L.P...................................................                 5,426,923
WAMU Partners..........................................................                 4,915,473
Robert M. Bass.........................................................                 4,906,025
Bernard J. Carl........................................................                 1,451,490
David Bonderman........................................................                 1,273,814
Capital Partnership....................................................                   938,658
Bank of America, NT & SA, Trustee of the
Mario J. Antoci and Diane Antoci Trust.................................                   911,611
Netcong Newton Partners, L.P...........................................                   610,045
David M. Schwarz.......................................................                   610,045
Peter T. Joseph........................................................                   543,435
Andrew E. Furer........................................................                   520,656
KH Carl Partners, L.P..................................................                   462,700
James G. Coulter.......................................................                   315,455
KH Group Management, Inc...............................................                   303,858
Thomas J. Barrack, Jr..................................................                   277,985
William E. Oberndorf...................................................                   228,465
Barnum Trust...........................................................                   191,278
Chester W. Carlock.....................................................                   157,827
Daniel L. Doctoroff 1996 GRAT (New American)...........................                   125,639
J. Taylor Crandall.....................................................                   100,000
Glenn R. August........................................................                    83,781
Barry R. Jackson.......................................................                    82,802
The Peter T. Joseph Foundation.........................................                    66,610
Peter G. Mulvihill.....................................................                    59,001
David G. Offensend.....................................................                    51,317
Steven B. Gruber.......................................................                    51,317
Anthony P. Scotto......................................................                    49,167
FW-HY Partners, L.P....................................................                    40,743
William P. Hallman, Jr.................................................                    40,000
Linda L. Leahy, Trustee of the
Barrack Children's Trust U/D/T.........................................                    37,470
Richard C. Blum Irrevocable Children's Trust...........................                    33,725
J. Bruce Boisture......................................................                    29,517
Jeffrey J. Keenan......................................................                    26,051
Cotham Family Partners, L.P............................................                    24,982
William T. Coleman, Jr.................................................                    24,980



                                        5





John M. Lewis..........................................................                    24,980
Alan Henry Family Trust................................................                    24,980
Ronald N. Beck.........................................................                    23,600
John M. Stevenson......................................................                    22,980
Rosecliff, Inc.........................................................                    18,365
Daniel L. Doctoroff 1994 GRAT (New American)...........................                    18,315
Billie J. Ellis, Jr....................................................                    15,738
Mary Ellis.............................................................                    14,988
Daniel L. Doctoroff....................................................                    13,382
Oak Hill Partners, Inc.................................................                    12,980
Dee J. Kelly...........................................................                    12,491
Kevin G. Levy..........................................................                    12,491
Robert V. DiPauli......................................................                    12,491
Thomas L. Kempner & William A. Perlmuth, Trustees U/W
Carl M. Loeb, FBO Thomas L. Kempner....................................                    11,241
Annette K. Boisture,
Custodian for benefit of Katherine A. Boisture.........................                     8,850
Mark L. Hart, Jr.......................................................                     8,491
Gerald E. Schultz......................................................                     8,327
David Mills............................................................                     7,698
Benjamin Diesbach......................................................                     6,246
Shirley Ann Moore......................................................                     6,246
Molly M. South.........................................................                     6,245
Annette K. Boisture,
Custodian for benefit of Leigh C. Boisture.............................                     5,310
John J. Geisler........................................................                     3,540
Ian G. Wallace.........................................................                     3,540
N. Colin Lind..........................................................                     2,498
Gary W. Reese..........................................................                     2,498
Neal K. Aronson........................................................                     2,360
Anna E. Boisture,
Connecticut Uniform Gifts to Minors Act................................                     2,213
Joel R. Pafford........................................................                     1,746
David L. Bucy..........................................................                     1,249
Susan Bonner...........................................................                     1,249
Carl Ernst.............................................................                     1,249
Richard L. Brasher.....................................................                     1,249
Robert J. Klein........................................................                       513
Stephen Tredennick.....................................................                       500
                                                                                 ----------------
         Total.........................................................                25,293,684
                                                                                   ==============


                              PLAN OF DISTRIBUTION

     The Share may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in an underwritten public offering, on The Nasdaq Stock Market, on any national securities exchange on which the Common Stock is listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this

Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

     In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

     The Selling Stockholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of Shares by the Selling Stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

     The Shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the Shares were issued.

     The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company has agreed to use its best efforts to keep the Registration Statement current and effective for a period commencing on the effective date of the Registration Statement and terminating 36 months after the Registration Statement is declared effective by the Commission. There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered hereunder.

     The Company will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers or agents.

                                     EXPERTS

     The supplemental consolidated financial statements of Washington Mutual as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of Deloitte & Touche llp, independent auditors. Insofar as the report of Deloitte & Touche llp relates to the amounts included for Great Western Financial Corporation and subsidiaries for 1996, 1995 and 1994, and for Keystone Holdings, Inc. and subsidiaries for 1995 and 1994, it is based solely on the reports of Price Waterhouse LLP, independent accountants for Great Western Financial Corporation and subsidiaries for the years then indicated, and KPMG Peat Marwick LLP, independent auditors for Keystone Holdings, Inc. and subsidiaries for the years then indicated, incorporated by reference herein, given upon the authority of said firms as experts in accounting and auditing.

     The consolidated financial statements of Great Western Financial Corporation incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby has been passed upon by Foster Pepper & Shefelman PLLC, counsel to Washington Mutual. As of September 30, 1997, individual members of Foster Pepper & Shefelman PLLC owned an aggregate of 19,506 shares of Common Stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee ...........$ 527,910
Attorneys' Fees and Expenses ..................................   20,000
Accountants' Fees and Expenses ................................   50,000
Printing Fees and Expenses ....................................   15,000
Miscellaneous Expenses.........................................    1,500
     Total.....................................................$ 614,410


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 23B.08.320 of the Washington Business Corporation Act (the "Corporation Act") provides that the personal liability of directors to a corporation imposed by Section 23B.08.310 of the Corporation Act may be eliminated by the articles of incorporation of the corporation, except in the case of acts or omissions involving certain types of conduct. At Article XIII of its Restated Articles of Incorporation, the Registrant has elected to eliminate the liability of directors to the Registrant to the extent permitted by law. Thus, a director of the Registrant is not personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating Section 23B.08.310 of the Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action that further eliminates or limits the liability of directors, then the liability of Washington Mutual directors will be eliminated or limited to the fullest extent permitted by Washington law, as so amended.

     Section  23B.08.560 of the  Corporation  Act provides that if authorized by
(i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a corporation will have the power to indemnify directors made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Sections 23B.08.510 through 23B.08.550 of the Corporation Act.

     Pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual must, subject to certain exceptions, indemnify and defend its directors against any expense, liability or loss arising from or in connection with any actual or threatened action, suit or proceeding relating to service for or at the request of Washington Mutual, including without limitation, liability under the Securities Act. Washington Mutual is not permitted to indemnify a director from or on account of acts or omissions of such director which are finally adjudged to be intentional misconduct, or from or on account of conduct in violation of RCW 23B.08.310, or a knowing violation of the law from or on account of any transaction with respect to which it is finally adjudged that such director received a benefit in money, property or services to which he or she was not entitled. If Washington law is amended to authorize further indemnification of directors, then Washington Mutual directors shall be indemnified to the fullest extent permitted by Washington law, as so amended. Also, pursuant to Article X of Washington Mutual's Restated Articles of Incorporation and Article VIII of Washington Mutual's Bylaws, Washington Mutual may, by action of the Board of Directors of Washington Mutual, provide indemnification and pay expenses to officers, employees and agents of Washington Mutual or another corporation, partnership, joint venture, trust or other enterprise with the same scope and effect as above described in relation to directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Washington Mutual pursuant to the provisions described above, Washington Mutual has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

     The exhibits identified in parentheses below, on file with the Securities and Exchange Commission, are incorporated herein by reference as exhibits hereto.

Exhibit

 3.1     Restated Articles of Incorporation of the Registrant (the "Articles")

 3.2*    Bylaws of the Registrant

 4.1 Article II, Sections D(2), D(3), and D(4) of the Articles, which define the rights of holders of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (filed together with
         Exhibit 3.1 hereto)

 4.2*    Rights Agreement, dated October 16, 1990

 4.3*    Amendment No. 1 to Rights Agreement, dated October 31, 1994

 4.4*    Supplement to Rights Agreement, dated November 29, 1994

 5.1     Opinion of Foster Pepper & Shefelman PLLC

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of KPMG Peat Marwick LLP

23.3     Consent of Price Waterhouse LLP

23.4 Consent of Foster Pepper & Shefelman PLLC (contained in its opinion filed as Exhibit 5.1)

24.1     Power of Attorney (included on Signatures pages)
------------------------

     *Incorporated by reference to Washington Mutual, Inc. Current Report on Form 8-K dated November 29, 1994 (File No. 0-25188).


ITEM 17.          UNDERTAKINGS

                  (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of Washington Mutual's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (i)      The undersigned registrant hereby undertakes that:

                           (1) For purposes of determining  any liability  under
                  the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                           (2) For the  purpose  of  determining  any  liability
                  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                    SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 3rd day of October, 1997.

                                         WASHINGTON MUTUAL, INC.



                                     By: /s/ Kerry K. Killinger
                                         Kerry K. Killinger
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints and hereby authorizes Kerry K. Killinger and Marc R. Kittner, and each of them, with the full power of substitution, as attorney-in-fact to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 3rd day of October, 1997.



/s/ Kerry K. Killinger                            /s/ William A. Longbrake
Kerry K. Killinger                                William A. Longbrake
Chairman, President and                           Executive Vice President and
Chief Executive Officer; Director                  Chief Financial Officer
(Principal Executive Officer)                     (Principal Financial Officer)



                                                   /s/ Douglas G. Wisdorf
                                                   Douglas G. Wisdorf
                                                   Senior Vice President and
                                                    Controller
                                                  (Principal Accounting Officer)



/s/ Douglas P. Beighle                            /s/ William P. Gerberding
Douglas P. Beighle                                William P. Gerberding
Director                                          Director



/s/ J. Taylor Crandall                            /s/ Samuel B. McKinney
J. Taylor Crandall                                Dr. Samuel B. McKinney
Director                                          Director

/s/ Roger H. Eigsti                              /s/ Michael K. Murphy
Roger H. Eigsti                                  Michael K. Murphy
Director                                         Director


/s/ John W. Ellis                                /s/ David Bonderman
John W. Ellis                                    David Bonderman
Director                                         Director



/s/ Daniel J. Evans                              /s/ William G. Reed, Jr.
Daniel J. Evans                                  William G. Reed, Jr.
Director                                         Director



/s/ Anne V. Farrell                               /s/ James H. Stever
Anne V. Farrell                                   James H. Stever
Director                                          Director



/s/ Stephen E. Frank                              /s/ Enrique Hernandez, Jr.
Stephen E. Frank                                  Enrique Hernandez, Jr.
Director                                          Director



/s/ Willis B. Wood, Jr.
Willis B. Wood, Jr.
Director

                                 EXHIBITS INDEX

 3.1     Restated Articles of Incorporation of the Registrant (the "Articles")

 3.2*    Bylaws of the Registrant

 4.1 Article II, Sections D(2), D(3), and D(4) of the Articles, which define the rights of holders of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (filed together with
         Exhibit 3.1 hereto)

 4.2*    Rights Agreement, dated October 16, 1990

 4.3*    Amendment No. 1 to Rights Agreement, dated October 31, 1994

 4.4*    Supplement to Rights Agreement, dated November 29, 1994

 5.1     Opinion of Foster Pepper & Shefelman PLLC

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of KPMG Peat Marwick LLP

23.3     Consent of Price Waterhouse LLP

23.4 Consent of Foster Pepper & Shefelman PLLC (contained in its opinion filed as Exhibit 5.1)

24.1     Power of Attorney (included on Signatures pages)

     *Incorporated by reference to Washington Mutual, Inc. Current Report on Form 8-K dated November 29, 1994 (File No. 0-25188).

                                      II-6